Exhibit 4.7

IVANHOE ELECTRIC INC.

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of April 5, 2022, by and among IVANHOE ELECTRIC INC., a Delaware corporation (the “Company”), and each of the investors listed on Schedule A hereto (each, an “Investor” and together, the “Investors”).

RECITALS

WHEREAS, in connection with the Original Agreement, certain of the Investors (the “Series 1 Investors”) entered into a Subscription Agreement (as amended, supplemented or otherwise modified from time to time, a “Bundles Subscription Agreement”) among the Company, I-Pulse Inc., a Delaware corporation (“I-Pulse”) and such Investor pursuant to which such Investor agreed to purchase, and each of I-Pulse and the Company (severally and not jointly) agreed to sell, the number of bundles set forth therein of newly-issued securities (the “Bundles”) consisting of (i) US $830.00 principal amount of Convertible Unsecured Senior PIK Notes due 2023 issued by I-Pulse (as the same may be amended, supplemented or otherwise modified from time to time, the “I-Pulse Notes”), (ii) 500 shares of Common Stock (as defined below), and (iii) US $2,075.00 principal amount of Convertible Unsecured Senior Notes due 2023 issued by the Company (as the same may be amended, supplemented or otherwise modified from time to time, the “IVNE Series 1 Notes”);

WHEREAS, the Series 1 Investors and the Company entered into that certain Registration Rights Agreement dated as of August 3, 2021 (the “Original Agreement”);

WHEREAS, certain of the Investors (the “Series 2 Investors”) intend to enter into a Subscription Agreement (as amended, supplemented or otherwise modified from time to time, a “Series 2 Subscription Agreement”), between the Company and such Series 2 Investor, pursuant to which such Series 2 Investor shall agree to purchase a principal amount (as specified therein) of Convertible Unsecured Senior Series 2 Notes due 2023 issued by the Company (as the same may be amended, supplemented or otherwise modified from time to time, the “IVNE Series 2 Notes”);

WHEREAS, the IVNE Series 1 Notes and IVNE Series 2 Notes are automatically convertible into shares of Common Stock upon a Qualifying IVNE IPO (the shares issuable upon such automatic conversion, collectively, “Conversion Shares”);

WHEREAS, the I-Pulse Notes are exchangeable into shares of Common Stock from and after the closing date of a Qualifying IVNE IPO and prior to the maturity date of the I-Pulse Notes (the shares so exchanged, collectively, “Exchange Shares”);

WHEREAS, pursuant to Section 3.8 of the Original Agreement, the terms of the Original Agreement may be amended, modified or waived in writing by the Company and the holders of Registrable Securities (as defined in the Original Agreement) that, as of the effective date of such amendment, modification or waiver, own a majority of the Registrable Securities then outstanding or issuable upon conversion of the IVNE Series 1 Notes (the “Required Holders”);

WHEREAS, the Company and the undersigned Required Holders desire to amend and restate the Original Agreement as set forth herein; and

WHEREAS, the obligations of the parties to each Series 2 Subscription Agreement to purchase and sell (as applicable) the IVNE Series 2 Notes set forth therein are conditioned upon the Company and the applicable Investor entering into this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto, and of the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, for themselves, their heirs, executors, administrators, successors and assigns, do hereby amend and restate the Original Agreement in its entirety to read as follows:

Article 1
CERTAIN DEFINED TERMS

As used in this Agreement, the following additional terms, not defined elsewhere, have the meanings herein specified:

“Acquisition Price” means, as to any share of Common Stock acquired by an Investor through its purchase of Bundles (including any such share acquired upon any conversion of IVNE Series 1 Notes or exchange of I-Pulse Notes), the per share price at which such share is acquired by such Investor, whether directly through the purchase of Bundles or upon conversion of IVNE Series 1 Notes or exchange of I-Pulse Notes.

“Affiliate” means a Person that is controlled by, that controls, or that is under common control with, a particular Person. For purpose of this definition, the term “control” (including the terms “controlled by” and “under common control with”) means having, directly or indirectly, the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

“Agreement” has the meaning set forth in the preamble hereto.

“Board” means the board of directors of the Company.

“Bundles” has the meaning set forth in the recitals hereto.

“Bundles Subscription Agreement” has the meaning set forth in the preamble hereto.

“Business Day” means any day of the year on which banking institutions in New York, New York, USA are open to the public for conducting business and are not required or authorized to close.

“Company” has the meaning set forth in the preamble hereto.

“Company Securities” means, collectively, (a) the shares of Common Stock included in the Bundles, (b) the IVNE Series 1 Notes included in the Bundles, (c) the IVNE Series 2 Notes, (d) the Conversion Shares, (e) the Exchange Shares, (f) in the case of any Investor not a party to a stockholders agreement between such Investor and the Company, other shares of Common Stock, if any, acquired by such Investor prior to the Qualifying IVNE IPO, and (g) any shares of Common Stock or other securities of the Company issued as a split, stock dividend or similar distribution or event with respect to, in exchange for, or in replacement of, any of the securities described in clauses (a) through (f) above.

“Commission” means the Securities and Exchange Commission or any successor agency of the United States federal government serving a similar function.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Conversion Shares” has the meaning set forth in the recitals hereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Shares” has the meaning set forth in the recitals hereto.

“Investors” has the meaning set forth in the preamble hereto.

“I-Pulse” has the meaning set forth in the recitals hereto.

“I-Pulse Notes” has the meaning set forth in the recitals hereto.

“IVNE Series 1 Notes” has the meaning set forth in the recitals hereto.

“IVNE Series 2 Notes” has the meaning set forth in the recitals hereto.

“Joinder” means a counterpart of this Agreement, in the form of Exhibit A hereto, whereby a Permitted Transferee of Company Securities agrees to bind itself to the terms of this Agreement.

“Lock-up Period” has the meaning set forth in Section 2.7.

“Original Agreement” has the meaning set forth in the preamble hereto.

“Permitted Transferee” means (i) with respect to an entity, such entity’s Affiliates, (ii) with respect to a partnership, such partnership’s partners or redeeming partners in accordance with their respective partnership interests, (iii) with respect to a limited liability company, such limited liability company’s members or redeeming members in accordance with their respective membership interests, (iv) with respect to a corporation, such corporation’s stockholders in accordance with their respective equity interests in the corporation, (v) with respect to a natural person, such person’s spouse, ancestors, descendants or siblings (natural or adopted) and the ancestors, descendants or siblings (natural or adopted) of such person’s spouse (all of the foregoing collectively referred to as “family members”) or a custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by, such person or any such family members, (vi) any pledgee of a pledge of IVNE Series 1 Notes, IVNE Series 2 Notes, or Registrable Securities made pursuant to a bona fide loan transaction that creates a mere security interest provided that the transferee in any foreclosure or any sale subsequent to foreclosure (including any transferee as a result of credit bid as part of such sale) shall not constitute a “Permitted Transferee”, or (vii) any recipient of a bona fide gift to a charitable or tax-exempt organization as approved by the Board.

“Person” means any individual, partnership, limited partnership, corporation, limited liability company, association, joint stock corporation, trust, joint venture, unincorporated organization or governmental entity or department, agency or political subdivision thereof, or any other entity.

“Qualifying IVNE IPO” has the meaning ascribed to it in the IVNE Series 1 Notes and IVNE Series 2 Notes.

“Registrable Securities” means all Conversion Shares owned by an Investor or its Permitted Transferees, including any shares of Common Stock issued as a split, stock dividend or similar distribution or event with respect to, in exchange for, or in replacement of, any of the Conversion Shares. Any Registrable Securities shall cease to be such when (i) a registration statement covering such Registrable Securities has been declared effective by the Commission and such Registrable Securities have been disposed of pursuant to such effective registration statement, (ii) such Registrable Securities are distributed to the public pursuant to Rule 144 (or any similar provision then in effect) under the Securities Act, or (iii) such Registrable Securities may be resold to the public without restriction under the Securities Act in accordance with Rule 144.

“Registration Filing Period” means (a) the sixty (60)-day period commencing on the first day following the closing date of the Qualifying IVNE IPO, or (b) if the Conversion Shares are subject to the restrictions on transfer during the Lock-up Period pursuant to Section 2.7(a), the ten (10)-day period commencing on the first day following the expiration of the Lock-up Period, provided that such Lock-up Period exceeds sixty (60) days.

“Required Holders” has the meaning set forth in the preamble hereto.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series 1 Investors” has the meaning set forth in the preamble hereto.

“Series 2 Investors” has the meaning set forth in the preamble hereto.

“Series 2 Subscription Agreement” has the meaning set forth in the preamble hereto.

“Shelf Period” has the meaning set forth in Section 2.1(b).

“Shelf Registration” has the meaning set forth in Section 2.1(a).

“Shelf Registration Statement” has the meaning set forth in Section 2.1(a).

Article 2
REGISTRATION RIGHTS

2.1            Shelf Registration.

(a)            If a Qualifying IVNE IPO occurs prior to the Maturity Date (as defined in the IVNE Series 1 Notes and IVNE Series 2 Notes), then the Company shall use its best efforts to prepare and file with the Commission, during the Registration Filing Period, a shelf registration statement pursuant to Rule 415 under the Securities Act on the then applicable form or any successor form (a “Shelf Registration Statement”) relating to the offer and sale of Registrable Securities held by the Investors from time to time hereunder in accordance with the methods of distribution elected by the Investors, and the Company shall use its best efforts to cause such Shelf Registration Statement to become effective under the Securities Act as soon as reasonably practicable thereafter. Any such registration pursuant to this Section 2.1(a) shall hereinafter be referred to as a “Shelf Registration.”

(b)            Notwithstanding anything in this Agreement to the contrary, in the event that (i) the Registration Filing Period is determined by reference to clause (b) of the definition thereof and (ii) based on written advice of its counsel, the Company determines that, as of the last day of the Lock-up Period, all Registrable Securities shall have ceased to be such pursuant to the second sentence of the definition of “Registrable Securities”, the Company shall not be required to file the Shelf Registration Statement and this Agreement shall terminate and be of no further force or effect.

2.2            Continued Effectiveness. Subject to Section 2.3(c), the Company shall use its best efforts to keep the Shelf Registration Statement continuously effective under the Securities Act in order to permit the prospectus forming part of the Shelf Registration Statement to be usable by a seller until the earlier of: (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another registration statement filed under the Securities Act; and (ii) the first date as of which the Investors no longer hold any Registrable Securities (such period of effectiveness, the “Shelf Period”). All registration rights granted under this Article 2 will terminate upon the expiration of the Shelf Period.

2.3            Registration Procedures. In connection with any Shelf Registration Statement filed with the Commission and kept effective by the Company pursuant to Sections 2.1 and 2.2, the Company shall:

(a)            furnish to each seller of Registrable Securities such number of copies of such Shelf Registration Statement, each amendment and supplement thereto, the prospectus included in such Shelf Registration Statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(b)            use best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller of Registrable Securities reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdictions, (iii) consent to general service of process in each such jurisdiction or (iv) undertake such actions in any jurisdiction other than the states of the United States of America and the District of Columbia);

(c)            notify each seller of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall supplement or amend such Shelf Registration Statement (if required by the registration form used by the Company for such Shelf Registration Statement, by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder) and prepare a supplement or amendment to such prospectus so that, as thereafter delivered to purchasers of Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; provided, however, that each seller shall, immediately upon receipt of any notice from the Company of the happening of any event of the kind described in this paragraph (c), forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until (i) the Commission has declared any post-effective amendment to the Shelf Registration Statement effective, if necessary, and (ii) the seller has received copies of the supplement or amendment of the prospectus prepared in accordance with this paragraph (c), and, if so directed by the Company, each seller shall deliver to the Company all copies, other than permanent file copies then in the seller’s possession, of the prospectus covering Registrable Securities current at the time of receipt of such notice;

(d)            use its best efforts to cause the Registrable Securities to be listed on each securities exchange on which the Common Stock is then listed, or, if not so listed, to be listed on an exchange or quoted on an electronic inter-dealer quotation system on which the securities of issuers engaging in businesses similar to that of the Company, as determined by the Board, are listed or quoted;

(e)            provide a transfer agent and registrar for the Registrable Securities not later than the effective date of the Shelf Registration Statement;

(f)            make available for inspection by any seller of Registrable Securities and any attorney, accountant or other agent retained by any such seller, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, attorney, accountant or agent in connection with the Shelf Registration Statement;

(g)            permit any holder of Registrable Securities which holder, in the Company’s judgment, might be deemed to be an underwriter or a controlling Person of the Company, to participate in the preparation of the Shelf Registration Statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included therein;

(h)            to the extent the Company is eligible under the relevant provisions of Rule 430B under the Securities Act, include in the Shelf Registration Statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner) in order to ensure that any Investor may be added to the Shelf Registration Statement at a later time through the filing of a Prospectus supplement rather than a post-effective amendment; and

(i)             if the Shelf Registration Statement has not been effective for the Shelf Period, in the event of the issuance of any stop order suspending the effectiveness of the Shelf Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction, promptly use best efforts to obtain the withdrawal of such order. If any holder is identified in the Shelf Registration Statement as a holder of any securities of the Company and if in its sole and exclusive judgment such holder is or might be deemed to be a controlling Person of the Company, such holder shall have the right to require (i) to the extent permitted by law, the insertion therein of language, in form and substance satisfactory to such holder and presented to the Company in writing, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such holder shall assist in meeting any future financial requirements of the Company, and (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such holder; provided, that such holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company.

2.4            Company Information Requests. The Company may require any Investor or Permitted Transferee to furnish to the Company such information regarding the distribution of Registrable Securities and such other information relating to such Investor or Permitted Transferee and its ownership of Registrable Securities or other securities of the Company as the Company may from time to time reasonably request in writing, and the Company may exclude from the Shelf Registration the Registrable Securities of each Investor or Permitted Transferee who unreasonably fails to furnish such information within a reasonable time after receiving such request. Each Investor and Permitted Transferee shall furnish such information to the Company and cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

2.5            Expenses. All expenses incident to the Company’s performance of or compliance with this Article 2, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company, and the reasonable fees and expenses of one counsel to the Investors holding Registrable Securities (such counsel fees not to exceed US$20,000) shall be borne by the Company. Any underwriting discounts and commissions relating to Registrable Securities shall be borne by the sellers of the Registrable Securities sold pursuant to the Shelf Registration Statement.

2.6            Indemnification.

(a)            The Company shall indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by (i) any untrue or alleged untrue statement of material fact contained in the Shelf Registration Statement or any prospectus or preliminary prospectus included therein, or in any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any other violation by the Company of the Securities Act or other laws relating to the Shelf Registration, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the Shelf Registration Statement or any prospectus or preliminary prospectus included therein or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. The obligations of the Company under this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed).

(b)            Each holder of Registrable Securities shall severally indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the Shelf Registration Statement or any prospectus or preliminary prospectus included therein or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information furnished in writing to the Company by such holder expressly for use herein, provided that in no event shall the indemnity provided for in this Section 2.6(b) exceed the gross proceeds from the offering received by the indemnifying holder.

(c)            Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d)            If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall, to the extent permitted by applicable law, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a holder of Registrable Securities hereunder exceed the net proceeds from the offering received by such holder.

2.7            Lock-Up.

(a)            Each Investor holding Registrable Securities (other than any such Investor that is subject to a lock-up agreement contained in a stockholder or other agreement between such Investor and the Company) shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Company Securities held by such holder during the period (the “Lock-up Period”) commencing on the effective date of the registration statement for a Qualifying IVNE IPO and ending on the date specified by the Company or the managing underwriter of such Qualifying IVNE IPO (it being understood that the Lock-up Period shall not in any event exceed 180 days). Notwithstanding the immediately preceding sentence, this Section 2.7(a) shall not apply to any share of Common Stock acquired by an Investor through its purchase of Bundles (including any such share acquired upon any conversion of IVNE Series 1 Notes or exchange of I-Pulse Notes), provided that the Acquisition Price of such share of Common Stock is equal to or greater than 80% of the gross price per share at which Common Stock is sold in the Qualifying IVNE IPO. For the avoidance of doubt, this Section 2.7(a) applies to IVNE Series 2 Notes and to any shares of Common Stock acquired upon any conversion of IVNE Series 2 Notes. The obligations described in this Section 2.7 shall not apply to a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each certificate or other document representing Company Securities with the legend set forth in Section 2.7(b) or a substantially similar legend with respect to Company Securities subject to the foregoing restriction until the end of the Lock-up Period. Each holder of Registrable Securities agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section 2.7.

(b)            The Company may stamp each certificate or other document representing Company Securities with the following legend or a substantially similar legend with respect to Company Securities subject to the restriction set forth in Section 2.7(a) until the end of the Lock-up Period:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE CONDITIONS ON TRANSFER SPECIFIED IN THE AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT DATED ON OR ABOUT APRIL 5, 2022, BY AND AMONG THE COMPANY AND THE OTHER PARTIES THERETO, AS THE SAME MAY BE AMENDED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME. UPON WRITTEN REQUEST, A COPY OF SUCH CONDITIONS WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF WITHOUT CHARGE.”

(c)            The Company and each Investor that is subject to a lock-up agreement contained in a stockholder or other agreement between such Investor and the Company hereby acknowledge and agree that all Company Securities held by such Investor shall be subject to the lock up agreements contained in such other agreement and not this Section 2.7.

(d)            For the avoidance of doubt, the Company further acknowledges and agrees that, notwithstanding the fact that the I-Pulse Notes may be exchanged into Exchange Shares at any time from and after the closing date of a Qualifying IVNE IPO and prior to the maturity date of the I-Pulse Notes, any lock-up period specified pursuant to Section 2.7(a) shall commence upon the effective date of the registration statement for a Qualifying IVNE IPO regardless of whether the I-Pulse Notes are exchanged at such time or thereafter.

2.8            Termination and Effective Termination. This Agreement shall terminate either (a) in accordance with Section 2.1(b) or (b) upon the date on which the Investors no longer hold any Registrable Securities, except in each case for the provisions of Section 2.6, which shall survive any such termination of this Agreement. No termination under this Agreement shall relieve any Person of liability for breach of Section 2.5 for expenses incurred prior to termination.

Article 3
MISCELLANEOUS PROVISIONS

3.1            Counterparts. This Agreement may be executed in two or more counterparts, each of which shall serve as an original of the party executing the same, but all of which shall constitute but one and the same Agreement.

3.2            Binding Agreement. This Agreement shall be binding upon the parties hereto, their heirs, administrators, executors, successors and assigns, and the parties hereto do covenant and agree that they themselves and their heirs, executors, administrators, successors and assigns shall execute any and all instruments, releases, assignments, and consents that may be required of them in accordance with the provisions of this Agreement.

3.3            Headings. All headings set forth in this Agreement are intended for convenience only and shall not control or affect the meaning, construction or effect of this Agreement or of any of the provisions hereof.

3.4            Other Interpretive Matters. For purposes of this Agreement, (a) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period is excluded, and if the last day of such period is a non-Business Day, the period in question ends on the next succeeding Business Day, (b) unless the context otherwise requires, all references in this Agreement to any “Article,” “Section,” “Schedule” or “Exhibit” are to the corresponding Article, Section, Schedule or Exhibit of this Agreement, and (c) the word “including,” or any variation thereof, means “including, without limitation” and does not limit any general statement that it follows to the specific or similar items or matters immediately following it.

3.5            Singular and Plural. As used herein, the singular shall include the plural, the plural shall include the singular and any use of the male or female gender shall include the other gender, all wherever the same shall be applicable and when the context shall admit or require.

3.6            Enforceability. The determination by a court of competent jurisdiction that any particular provision of this Agreement is unenforceable or invalid shall not affect the enforceability of or invalidate the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions had never been part hereof and were omitted from this Agreement. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to affect the original intent of the parties as closely as possible so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

3.7            Waivers. Any waiver, permission, consent or approval of any kind or nature by any party hereto, of any breach or default under this Agreement, or any waiver of any provision of this Agreement by any party hereto, must be in writing and shall be effective only in the specific instance and for the specific purpose given, and shall be effective only to the extent in such writing specifically set forth, and the same shall not operate or be construed as a waiver of any subsequent breach, default, provision or condition of this Agreement by any party hereto, including the party to whom originally given.

3.8            Amendments. This Agreement may be amended, amended and restated, modified or waived in whole or in part only by a writing signed by holders of Registrable Securities that, as of the effective date of such amendment, modification or waiver, own a majority of the Registrable Securities then outstanding or issuable upon conversion of the IVNE Series 1 Notes and IVNE Series 2 Notes, and the Company. Each such amendment, amendment and restatement, modification, extension or termination shall be binding upon each party hereto.

3.9            Notices. Any notice required or permitted hereunder shall be given in writing, addressed to the notice recipient at the address shown on Schedule B hereto. If the Company is the notice recipient, the notice shall be copied via email to the Company’s Corporate Secretary at the email address noted on Schedule B. The notice shall be sent by first class mail, postage prepaid, return receipt requested, by nationally recognized overnight parcel delivery service for next day delivery by facsimile or other electronic communication; or by hand delivery with a receipt confirmation requested. Notice given in accordance with this paragraph shall be presumed to have been delivered and received five (5) days after mailing if sent by first class mail, one day after mailing if sent for next day delivery by overnight parcel delivery service, and on the day of delivery if by facsimile or other electronic communication or hand delivered.

3.10          Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements (including the Original Agreement) and understandings of the parties hereto, oral or written, with respect to the subject matter hereof.

3.11          Assignment of Rights.

The rights of the Investors hereunder may be assigned (but only with all related obligations as set forth below) in connection with a transfer of Company Securities to a Permitted Transferee of the Investor; provided, however, that (i) the transferor shall, within ten (10) days after such transfer, furnish the Company with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and (ii) such transferee acquired such Registrable Securities in a transaction that complied with the applicable Bundles Subscription Agreement and/or Series 2 Subscription Agreement and shall agree to be subject to all applicable restrictions set forth in this Agreement and the applicable Bundles Subscription Agreement and/or Series 2 Subscription Agreement. Without prejudice to any other or similar conditions imposed hereunder with respect to any such transfer, no assignment permitted under the terms of this Section 3.11 will be effective unless the transferee to which the assignment is being made, if not an Investor, has delivered to the Company an executed copy of the Joinder. For the avoidance of doubt, no assignment, transfer or other disposition of Company Securities may be made by any Investor (other than any Investor that is subject to a lock-up agreement contained in a stockholder or other agreement between such Investor and the Company) unless the transferee agrees in writing to be bound by the provisions of Section 2.7.

3.12          Regulation S.

Notwithstanding anything in this Agreement to the contrary, none of the Investor or its Permitted Transferees will offer, sell or otherwise dispose of any Conversion Shares in the United States or to a U.S. Person (as defined in Rule 902(k) of Regulation S under the Securities Act) unless such offer, sale or disposition is made in accordance with an exemption from the registration requirements under the Securities Act and the securities laws of all applicable states of the United States or the Commission has declared effective a registration statement in respect of such Conversion Shares.

3.13          Successors and Assigns. Except as otherwise expressly provided in this Agreement, this Agreement shall benefit and bind the successors, permitted assigns, heirs, executors and administrators of the parties to this Agreement.

3.14          Stock Splits, Etc. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination, recapitalization of shares or membership interests or other similar transaction occurring after the date of this Agreement.

3.15          Remedies. Each party, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. All parties hereto agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

3.16          Governing Law. This Agreement shall be deemed to be a contract governed by the laws of the State of Delaware and shall for all purposes (whether in contract or in tort) be construed in accordance with the laws of such state, without reference to the conflicts of laws provisions thereof.

3.17          Submission to Jurisdiction. The parties hereto hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware sitting in New Castle County over any action or proceeding arising out of or relating to this Agreement, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such courts. The parties hereto hereby irrevocably waive any objection which they may now or hereafter have to the laying of venue of such action or proceeding brought in such court or any claim that such action or proceeding brought in such court has been brought in an inconvenient forum. Each of the parties hereto hereby irrevocably consents to process being served by any party to this Agreement in any action or proceeding by delivery of a copy thereof in accordance with the provisions of Section 3.9.

3.18          Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

3.19          Representations and Warranties. Each party hereto represents and warrants to each other party hereto that (a) it is authorized to execute this Agreement, (b) it has full power and authority to enter into this Agreement and perform its obligations hereunder, (c) this Agreement is duly executed and delivered by it and constitutes the valid and binding agreement of such party, enforceable against such party in accordance with its terms, and (d) it has full knowledge of the terms of this Agreement and has consented to this Agreement.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties have caused this Amended and Restated Registration Rights Agreement to be executed, by their duly authorized officers or agents where applicable, as of the same day and year first above written.

IVANHOE ELECTRIC INC.

By:	/s/ Eric Finlayson
Name:	Eric Finlayson
Title:	President

INVESTOR:

(Name of individual, corporation, trust, plan
or other entity which is the Investor)
(Please type or print)

By:
(If individual signing is acting for a trustee
or other representative signing on behalf of
the Investor, please print the full
name of the trustee or other representative
above the individual’s signature)

Name:

Title or Capacity:

[Signature page to Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have caused this Amended and Restated Registration Rights Agreement to be executed, by their duly authorized officers or agents where applicable, as of the same day and year first above written.

IVANHOE ELECTRIC INC.

By:
Name:
Title:

INVESTOR:

WMC Corporate Services Inc.
(Name of individual, corporation, trust, plan
or other entity which is the Investor)
(Please type or print)

By:	/s/ Neil Matthys
(If individual signing is acting for a trustee
or other representative signing on behalf of
the Investor, please print the full
name of the trustee or other representative
above the individual’s signature)

Name:	Neil Matthys

Title or Capacity:	Vice-President

[Signature page to Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have caused this Amended and Restated Registration Rights Agreement to be executed, by their duly authorized officers or agents where applicable, as of the same day and year first above written.

IVANHOE ELECTRIC INC.

By:
Name:
Title:

INVESTOR:

BHP Manganese Pty Ltd.
(Name of individual, corporation, trust, plan
or other entity which is the Investor)
(Please type or print)

By:	/s/ Mark Frayman
(If individual signing is acting for a trustee
or other representative signing on behalf of
the Investor, please print the full
name of the trustee or other representative
above the individual’s signature)

Name:	Mark Frayman

Title or Capacity:	Head of BHP Ventures

[Signature page to Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have caused this Amended and Restated Registration Rights Agreement to be executed, by their duly authorized officers or agents where applicable, as of the same day and year first above written.

IVANHOE ELECTRIC INC.

By:
Name:
Title:

INVESTOR:

BLACKROCK WORLD MINING TRUST PLC

By: BlackRock Investment Management (UK) Limited, its Investment Adviser

By:	/s/ Evy Hambro
Name:	Evy Hambro
Title:	Managing Director

By:	/s/ Olivia Markham
Name:	Olivia Markham
Title:	Managing Director

BLACKROCK GLOBAL FUNDS – WORLD MINING FUND

By: BlackRock Investment Management (UK) Limited, its Investment Adviser

By:	/s/ Evy Hambro
Name:	Evy Hambro
Title:	Managing Director

By:	/s/ Olivia Markham
Name:	Olivia Markham
Title:	Managing Director

[Signature page to Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have caused this Amended and Restated Registration Rights Agreement to be executed, by their duly authorized officers or agents where applicable, as of the same day and year first above written.

IVANHOE ELECTRIC INC.

By:
Name:
Title:

INVESTOR:

ORION MINE FINANCE FUND III LP

By: Orion Mine Finance GP III, LP, its general partner

By: Orion Mine Finance GP III LLC, its general partner

By:	/s/ Limor Nissan
Name:	Limor Nissan
Title:	COO & General Counsel

[Signature page to Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have caused this Amended and Restated Registration Rights Agreement to be executed, by their duly authorized officers or agents where applicable, as of the same day and year first above written.

IVANHOE ELECTRIC INC.

By:
Name:
Title:

INVESTOR:

SailingStone Capital Partners LLC, as investment manager on behalf of Victory Global Energy Transition Fund, a series of Victory Portfolios
(Name of individual, corporation, trust, plan or other entity which is the Investor)
(Please type or print)

By:	/s/ Pravin Kanneganti

(If individual signing is acting for a trustee or other representative signing on behalf of the Investor, please print the full name of the trustee or other representative above the individual’s signature)

Name:	Pravin Kanneganti

Title or Capacity: Authorized Signor _______________

[Signature page to Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have caused this Amended and Restated Registration Rights Agreement to be executed, by their duly authorized officers or agents where applicable, as of the same day and year first above written.

IVANHOE ELECTRIC INC.

By:
Name:
Title:

INVESTOR:

SailingStone Global Natural Resources Fund LP
(Name of individual, corporation, trust, plan or other entity which is the Investor)
(Please type or print)

By:	/s/ Pravin Kanneganti
(If individual signing is acting for a trustee or other representative signing on behalf of the Investor, please print the full name of the trustee or other representative above the individual’s signature)

Name:	Pravin Kanneganti

Title or Capacity: Authorized Signor _______________

[Signature page to Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have caused this Amended and Restated Registration Rights Agreement to be executed, by their duly authorized officers or agents where applicable, as of the same day and year first above written.

IVANHOE ELECTRIC INC.

By:
Name:
Title:

INVESTOR:

The Trustees of the University of Pennsylvania
(Name of individual, corporation, trust, plan or other entity which is the Investor)
(Please type or print)

By:	/s/ Pravin Kanneganti
(If individual signing is acting for a trustee or other representative signing on behalf of the Investor, please print the full name of the trustee or other representative above the individual’s signature)

Name:	Pravin Kanneganti

Title or Capacity: Authorized Signor ________________

[Signature page to Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have caused this Amended and Restated Registration Rights Agreement to be executed, by their duly authorized officers or agents where applicable, as of the same day and year first above written.

IVANHOE ELECTRIC INC.

By:
Name:
Title:

INVESTOR:

The University of Pennsylvania Master Retirement Trust
(Name of individual, corporation, trust, plan or other entity which is the Investor)
(Please type or print)

By:	/s/ Pravin Kanneganti
(If individual signing is acting for a trustee or other representative signing on behalf of the Investor, please print the full name of the trustee or other representative above the individual’s signature)

Name:	Pravin Kanneganti

Title or Capacity: Authorized Signor

[Signature page to Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have caused this Amended and Restated Registration Rights Agreement to be executed, by their duly authorized officers or agents where applicable, as of the same day and year first above written.

IVANHOE ELECTRIC INC.

By:
Name:
Title:

INVESTOR:

The Trustees of the University of Pennsylvania Retiree Medical and Death Benefits Trust
(Name of individual, corporation, trust, plan or other entity which is the Investor)
(Please type or print)

By:	/s/ Pravin Kanneganti
(If individual signing is acting for a trustee or other representative signing on behalf of the Investor, please print the full name of the trustee or other representative above the individual’s signature)

Name:	Pravin Kanneganti

Title or Capacity: Authorized Signor

[Signature page to Amended and Restated Registration Rights Agreement]

SCHEDULE A

LIST OF INVESTORS

[Kept with the books and records of the Company]

SCHEDULE B

LIST OF NOTICE RECIPIENTS

IVANHOE ELECTRIC INC.

Address: c/o 654-999 Canada Place, Vancouver BC V6C 3E1, Canada

Attn: Sam Kenny, Secretary

Fax: (604) 682-2060

Email: sam@ivancorp.net

[Notice information for Investors is kept with the books and records of the Company.]

EXHIBIT A

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT (this “Agreement”), dated as of      20___, is entered into by and between IVANHOE ELECTRIC INC., a Delaware corporation (the “Company”), and _____________ (“Joining Party”).

RECITALS

WHEREAS, the Company and certain other parties are parties to an Amended and Restated Registration Rights Agreement dated as of _______ __, 2022 (the “A&R Registration Rights Agreement”);

WHEREAS, in accordance with the terms of the A&R Registration Rights Agreement, upon the transfer or sale of any Company Securities, the transferee must join the Registration Statement as a party thereto;

WHEREAS, _____________ has transferred Company Securities to Joining Party pursuant to _____________; and

WHEREAS, Joining Party agrees to be bound by the A&R Registration Rights Agreement.

NOW, THEREFORE, for good and valuable consideration, receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.          All defined terms used but not otherwise defined herein have the meanings ascribed to such terms in the A&R Registration Rights Agreement.

2.          Joining Party acknowledges receipt of a copy of the A&R Registration Rights Agreement and, after review and examination thereof, agrees to be bound as an Investor by all the terms and provisions thereof.

3.          The Company hereby (a) accepts Joining Party’s agreement to be bound as an Investor by the A&R Registration Rights Agreement and (b) agrees that the A&R Registration Rights Agreement is hereby amended to include Joining Party as a party thereto.

IN WITNESS WHEREOF, the parties hereto have duly executed this Joinder Agreement as of the day and year first above written.

IVANHOE ELECTRIC INC.

By:
Name:
Title:

[JOINING PARTY]

By:
Name:
Title: